LOAN AGREEMENT

This Agreement (“Agreement”) is entered into effective as of November 17, 2017 (the “Effective date”), by and between

MT. ATLAS CONSULTING, LLC, a Delaware Limited Liability Company

Hereinafter referred to as Lenders or Lender (“Lender”), and

US NATURAL GAS CORP KY, a Florida for profit corporation

Hereinafter referred to as Consultant, Borrower or Borrowers (“Borrower”)

A.	Borrower is in the business of business consulting
B.	Lender is in the business of funding acceptable business offers.
C.	In connection with advancing the business of Borrower, Lender will agree to loan Borrower up to TWELVE THOUSAND AND NO/100 DOLLARS ($12,000).
D.	In consideration of the terms and conditions contained in this Agreement, and of any extensions of said Note made or to be made to or for the benefit of Borrower by Lender, the parties, therefore, agree as follows:

1.	DEFINITIONS

1.1	“Event of Default” means any event listed in Section 2 of this Agreement.
1.2	“indebtedness” means and includes the aggregate of the unpaid amounts due Lender under this Agreement, of every kind and description, direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising.
1.3	“Loan(s)” means the outstanding charged on a Loan as described in the Note.
1.4	“Loan Interest” means the interest charged on a Loan as described in the Note.
1.5	“Person” means any individual or entity, including, but not limited to, corporations, partnerships, limited liability companies, limited partnerships, etc.

2.	LOANS.

2.1	Subject to the terms and conditions hereof, Lender hereby extends to the Borrower credit in the amount of TWELVE THOUSAND AND NO/100 DOLLARS ($12,000) from Lender, on or about November 17, 2017, to be wired as instructed on Exhibit B. such loan shall be provided for five (5) months and due in full by April 17, 2018.
2.2	On the Effective Date, Borrower will execute and deliver to Lender a Promissory Note in the form of Exhibit A (the “Note”), in the principal amount of TWELVE THOUSAND AND NO/100 DOLLARS ($12,000) bearing interest as specified in the Note. The Note, Loan Agreement, Security Agreement, if any, and any other related documents shall have an effective date of November 17, 2017. Borrower shall provide collateral as listed in Exhibit C.
2.3	Borrower shall pay to Lender its fees, costs and expenses, including without limitation reasonable attorney’s fees, other professionals’ fees, court costs, litigation and other expenses and wire transfer and bank fees (collectively, “Costs”), incurred or paid by Lender in connection with the negotiating, documenting, administering and enforcing this Agreement or related documents, including without limitation the Note, and the defense, preservation and protection of Lender’s rights and remedies thereunder, including without limitation, its security interest in the Collateral, if any, or any property pledged to secure the Loans, whether incurred in bankruptcy, insolvency, foreclosure or other litigation or proceedings or otherwise. The Costs will be due and payable within ten (10) business days of Lender’s submission to Borrower or a reasonable accounting of such costs. If Borrower fails to pay any Costs in a timely manner, Lender is entitled to disburse such sums as a Loan under this Agreement. Thereafter, the Costs will bear interest from the date incurred or disbursed at the highest rate set forth in the Note. This provision will survive the termination of this Agreement and the repayment of any amounts due or the performance of any obligation under this Agreement.

3.	REPRESENTATIONS AND WARRANTIES. Borrower represents and warrants that:

3.1	The execution, delivery and performance of this Agreement and of any instrument or agreement required by this Agreement are not in conflict with any law or any indenture, agreement, or undertaking to which the Borrower is a party or by which Borrower is bound or affected.
3.2	All Collateral, if any, shall be owned by Borrower, free and clear of all clouds to title and of all security interests, liens, encumbrances and rights of others except the rights of Lender under this Agreement.
3.3	There is no litigation, tax claim, proceeding or dispute pending, or, to the knowledge of Borrower, threatened, against or affecting Borrower or its property, the adverse determination of which might have a Material Adverse Effect.

4.	REMEDIES. Upon and after the occurrence of a Default, Lender shall have all of the following rights and remedies:

(a)	All of the rights and remedies of a secured party under the Virginia Uniform Commercial Code or other applicable law, all of which rights and remedies shall be cumulative and non-exclusive to the extent permitted by law, and in addition to any other rights and remedies contained in this Agreement;
(b)	The right to sell, lease or otherwise dispose of any of the Collateral, if any, in its then condition, or after any further manufacturing or processing, at public or private sale or sales, with such notice as provided in lots or in bulk, for cash or credit, all as Lender, in its sole discretion, may deem advisable;
(c)	Borrower recognizes that in the event Borrower fails to pay, perform, observe or discharge any of its obligations under this Agreement, the Note or other Loan documents, no remedy at law will provide adequate relief to Lender. Borrower further agrees that Lender shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving that it has incurred actual damages.

5.	NOTICES. Any notice required or permitted to be given under this Agreement may be, and shall be deemed, given and sent when deposited in the United States mail, postage prepaid, delivered to the appropriate office for transmission, charges prepaid, addressed:

To the Borrower as follows:

  US Natural Gas Corp KY

  244 2nd Ave N., Suite 9

  St. Petersburg, FL 33701

To the Lender as follows:

5.1	Successors. This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that Borrower shall not assign this Agreement or any of the rights, duties or obligations of Borrower hereunder without the prior written consent of Lender.
5.2	Waivers. No consent or waiver or amendment under this Agreement shall be effective unless in writing. No waiver of any breach or default shall be deemed a waiver of any breach or default thereafter occurring.
5.3	Governing Law, Jurisdiction and Venue. This Agreement shall be governed and interpreted in accordance with the laws of the Commonwealth of Virginia. Each party hereby consents to the exclusive jurisdiction of and venue in the federal district court for the Eastern District of Virginia, Alexandria and in the courts of the Commonwealth of Virginia in Fairfax County, Virginia.
5.4	Attorney’s Fees. Should any litigation be commenced between the parties concerning the rights or obligations of the parties under this Agreement, the party prevailing in such litigation shall be entitled, in addition to such other relief as may be granted, to a reasonable sum as and for its attorneys’ fees in such litigation. This amount shall be determined by the court in such litigation or in a separate action brought for that purpose.
5.5	Construction. The headings of this Agreement are for convenience only and are not to be considered in construing this Agreement. The language of this Agreement shall be construed according to its fair meaning and not strictly for or against any party.
5.6	Entire Agreement. This Agreement and any agreement, document or instrument attached hereto or referred herein integrates all the terms and conditions mentioned in or incidental to this Agreement, and supersedes all oral negotiations and prior writings in respect to the subject matter of this Agreement. In the event of any conflict between the terms, conditions and provisions of this Agreement and any such agreement, documents or instruments, the terms, conditions and provisions of this Agreement shall prevail.
5.7	Miscellaneous. This Agreement is intended to be performed in accordance with, and only to the extent permitted by, all applicable laws, ordinances, rules and regulations. If any provisions of this Agreement or the application thereof to any person or circumstance shall, for any reason and to any extent, be invalid or unenforceable, the remainder of this Agreemnt and the application of such provision to other persons or circumstances shall not be affected thereby, but rather shall be enforced to the greatest extent permitted by law. Time is of the essence in the performance of all obligations of this Agreement. There shall be no legal presumption against the drafter of this document as normally would arise at common law if there is any dispute as to this agreement or the meaning of any of the terms herein. The recitals are included in the body of this agreement herein by reference and constitute a part of the agreement as well as the Exhibit A Confessed Judgment Promissory Note.

IN WITNESS WHEREOF, Borrower and Lender have executed this Agreement as of the day and year first above written.

LENDER:

MT. ATLAS CONSULTING, LLC a Delaware Limited Liability Company

By:	/s/ Bill Schneider	, Managing Member

BORROWER:

US NATURAL GAS CORP KY, a Florida for-profit corporation

By:	/s/ Wayne Anderson	, as President

Notarized:

EXHIBIT A

CONFESSED JUDGMENT NOTE

THIS INSTRUMENT CONTAINS A CONFESSION OF JUDGMENT PROVISION WHICH CONSTITUTES A WAIVER OF IMPORTANT RIGHTS YOU MAY HAVE AS A DEBTOR AND ALLOWS THE CREDITOR TO OBTAIN A JUDGMENT AGAINST YOU WITHOUT ANY FURTHER NOTICE

UP TO $12,000	November 17, 2017
Fairfax, Virginia

1.	BORROWER PROMISES TO PAY

The undersigned hereby promises to pay

UP TO TWELVE THOUSAND AND NO/100 DOLLARS ($12,000)

(this amount will be called ‘principal”), plus interest, if any additional fees as contained herein, upon demand and to the order of Lender. The Lender is:

MT. ATLAS CONSULTING, LLC a Delaware Limited Liability Company

The undersigned understands and acknowledges that the Lender may transfer or assign this Note, without notice and without permission of the Borrower. The Lender or anyone who takes this Note by transfer in due course and who is entitled to receive payments under this Note will be called the “note Holder”.

2.	INTEREST

The undersigned will pay interest of Twenty Percent (20.00%), or Two Thousand Four Hundred Dollars ($2,400)

Interest will be charged on that part of the principal which has not been paid.

3.	PAYMENTS

The undersigned shall make one payment of principal and accrued interest as set forth in Loan Agreement between the Lender and the undersigned of even date herewith upon Demand by the Lender at any time, but shall not be more than 5 MONTHS from the Effective Date of Loan Agreement (November 17, 2017).

4.	BORROWER’S FAILURE TO PAY AS REQUIRED

Should the Borrower fail to pay the indebtedness as required hereby, the Borrower shall be in default.

5.	GIVING OF NOTICES

Any notice that must be given to the undersigned under this Note will be given by delivering it or mailing it by certified mail addressed to the undersigned at:

US Natural Gas Corp KY
244 2nd Ave N., Suite 9
St. Petersburg, FL 33701

Or at a different address if given to the Note Holder in writing.

Any notice that must be given to the Note Holder under this Note will be given by mailing it by certified mail to Note Holder at the address stated in Section 5 above. A notice will be mailed to the Note Holder at a different address if the undersigned is given notice of that different address.

6.	BUSINESS PURPOSES

The undersigned warrants that the indebtedness evidenced hereby shall be used exclusively for business purposes and that the loan is a commercial loan.

7.	CONFESSION OF JUDGMENT

THIS INSTRUMENT CONTAINS A CONFESSION OF JUDGMENT PROVISION WHICH CONSTITUTES A WAIVER OF IMPORTANT RIGHTS YOU MAY HAVE AS A DEBTOR AND ALLOWS THE CREDITOR TO OBTAIN A JUDGMENT AGAINST YOU WITHOUT ANY FURTHER NOTICE

Upon default in the payment of this Note at any time, or at maturity, whether by acceleration or otherwise, the undersigned, including all Borrowers and guarantor(s) hereby irrevocably authorize and empower John E. Carter, esquire, as Borrower’s Attorney-in-Fact, to accept service of process in any suit brought for the collection of the indebtedness evidenced by this Note, to appear in the Circuit Court of Fairfax County, Virginia, and to confess judgment against the undersigned, including both the Borrower and guarantors, for the unpaid amount of the indebtedness evidenced by this Note, further evidenced by an affidavit of Lender, or its successor in interest, setting forth the amounts then due, attorneys’ fees plus costs of suit, to release all errors and to waive all rights of appeal. If a copy of this Note, verified by an Affidavit, shall have been filed in the proceeding, it will not be necessary to file the originalas warrant of attorney. The undersigned, both Borrower and guarantor(s), waive the right to any stay of execution and the benefit of all exemption of laws now or hereafter in effect, including the waiver of homestead deed. No single exercise of the foregoing warrant and power to confess judgment will be deemed to exhaust the power, whether or not any such exercise shall be held by any court to be invalid, voidable or void; but the power will continue undiminished and may be exercises from time to time as Lender may elect until all amounts owing on this Note have been paid in full.

WITNESS our hands and seals:

US NATURAL GAS CORP KY

By:	/s/ Wayne Anderson
Wayne Anderson, as President

NOTARIZED:

EXHIBIT B- WIRE INSTRUCTIONS

Please see attached

EXHIBIT C- COLLATERAL